 Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
to Tender Shares of Common Stock
of
Resonant, Inc.
Pursuant to the Offer to Purchase
dated February 28, 2022
by
PJ Cosmos Acquisition Company, Inc.
a wholly owned subsidiary of
Murata Electronics North America, Inc.
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT ONE MINUTE FOLLOWING 11:59 PM, EASTERN TIME, ON MARCH 25, 2022, UNLESS THE OFFER IS EXTENDED OR TERMINATED.
This Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $0.001 per share, of Resonant Inc. or any other documents required by the Letter of Transmittal cannot be delivered to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary & Paying Agent”), or if you cannot comply with the procedures for book-entry transfer, prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery, properly completed and duly executed, must be delivered to the Depositary & Paying Agent by email transmission or mail prior to the Expiration Date. See Section 3 of the Offer to Purchase.
The Depositary & Paying Agent for the Offer is:
Computershare Trust Company, N.A.
If delivering by Registered & Overnight Mail:	If delivering by First Class Mail:
Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer 150 Royall Street, Suite V Canton, MA 02021	Computershare Trust Company, N.A. Attn Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011
By Email Delivery:
CANOTICEOFGUARANTEE@computershare.com
For this notice to be validly delivered, it must be received by the Depositary & Paying Agent at the address listed above prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to PJ Cosmos Acquisition Company, Inc., Murata Electronics North America, Inc. or D.F. King & Co., Inc.,the Information Agent, will not be forwarded to the Depositary & Paying Agent and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary & Paying Agent.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send certificates representing Shares (as defined below) with this notice. Certificates representing Shares should be sent with your Letter of Transmittal.

Ladies and Gentlemen:
The undersigned hereby tenders to PJ Cosmos Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Murata Electronics North America, Inc., a Texas corporation and an indirect subsidiary of Murata Manufacturing Co., Ltd., a Japanese company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 28, 2022 (together with any amendments or supplements thereto, the “Offer to Purchase”), receipt of which is hereby acknowledged, and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”), shares of common stock, par value $0.001 per share (individually, a “Share” and collectively, the “Shares”), of Resonant Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Name of record holder (please print):
Signature:
Address:

Zip code:
Telephone number: ( )
Certificate numbers, if available:
If delivery will be by book-entry transfer, check this box: ☐
Name of tendering institution:
Account number:

2

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Inc. Medallion Signature Program or any other “eligible guarantor institution” (as such term is defined in Rule17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, an “Eligible Institution”), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule14e-4 under the Exchange Act (“Rule 14e-4”), (ii) that such tender of Shares complies with Rule14e-4 and (iii) to deliver to the Depositary & Paying Agent the certificates representing the Shares to be tendered hereby (or a confirmation of a book-entry transfer of such Shares into the Depositary & Paying Agent’s account at The Depository Trust Company in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees (or an Agent’s Message, as defined in the Offer to Purchase, in the case of a book-entry delivery), and any other required documents, all within three Nasdaq trading days of the date hereof.
(Name of Firm)
(Address)
(Zip Code)
(Authorized Signature)
(Name and Title)
(Area Code and Telephone Number)
Dated:                   , 2022
DO NOT SEND CERTIFICATES REPRESENTING SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL